Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER RESULTS

BETHESDA, MD, April 23, 2008 — LaSalle Hotel Properties (NYSE: LHO) today reported a net loss to common shareholders of $14.8 million, or ($0.37) per diluted share for the quarter ended March 31, 2008, compared to net income of $15.7 million, or $0.39 per diluted share for the prior year. Net income for the prior year includes the $30.3 million net gain on sale of the LaGuardia Marriott and the $3.9 million write-off of the non-cash costs associated with the initial issuance of the Company’s Series A Preferred Shares, which were redeemed by the Company in March 2007.

For the quarter ended March 31, 2008, the Company generated funds from operations (“FFO”) of $9.8 million versus $7.6 million for the same period of 2007. On a per diluted share basis, FFO for 2008 was $0.25 versus $0.19 a year ago. FFO for 2007 includes the $3.9 million non-cash write-off of the initial issuance costs of the Series A Preferred Shares due to their redemption in March.

The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter was $24.5 million as compared to $58.8 million for the same period of 2007. EBITDA for 2007 includes the $30.3 million net gain on sale of the LaGuardia Marriott.

Room revenue per available room (“RevPAR”) decreased 1.0 percent for the first quarter to $118.26 versus the previous year. Average daily rate (“ADR”) increased 1.5 percent to $183.08 compared to the first quarter of 2007, while occupancy declined 2.4 percent to 64.6 percent. The decline in RevPAR was anticipated and was primarily attributable to the negative impact related to the disruption associated with the Company’s numerous redevelopments, repositionings and renovation projects as well as the shift of the Easter holiday to March from April in the prior year.

The Company’s hotels generated $27.9 million of EBITDA in the first quarter compared with $31.6 million last year. EBITDA margins across the Company’s portfolio decreased 230 basis points from the prior year period. The decline in portfolio-wide EBITDA and EBITDA margins was attributable to the decline in RevPAR and other revenues.

“The performance of the economy, the lodging industry and our portfolio were in line with expectations in the quarter,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “Despite weakening economic trends, the lodging industry managed to maintain pricing power and modest growth in RevPAR. With our major renovations and repositionings materially complete, we continue to anticipate faring better than the industry for the remainder of 2008.”

As of the end of the first quarter 2008, the Company had total outstanding debt of $967.1 million. The Company’s $450.0 million credit facility had an outstanding balance of $152.0 million as of March 31, 2008. Trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) to interest coverage ratio was 4.2 times. As of March 31, 2008, total debt to trailing 12 month Corporate EBITDA equaled 4.7 times, one of the lowest debt to EBITDA ratios in the industry.

First Quarter Highlights

On January 15, 2008, the Company announced its monthly dividend of $0.17 per share of its common shares of beneficial interest for each of the three months of January, February and March 2008. The January dividend was paid on February 15, 2008 to common shareholders of record on January 31, 2008; the February dividend was paid on March 14, 2008 to common shareholders of record on February 29, 2008; and the March dividend was paid on April 15, 2008 to common shareholders of record on March 31, 2008.

On March 18, 2008, the Company announced that Modern Magic Hotel LLC, a joint venture between the Company and Oxford OG Hospitality Chicago, LLC (“Oxford”), acquired floors 2 through 13 and a portion of the first floor of the existing 52-story IBM Building located at 330 N. Wabash Avenue in downtown Chicago, IL for $46.0 million. The building, designed by world-renowned architect Mies van der Rohe, was recently designated a historic landmark. The joint venture plans to convert the existing vacant floors to a super luxury hotel. The development plan has not yet been finalized, but the hotel is expected to house up to 335 rooms. The standard guestroom will be approximately 525 square feet, one of the largest in the city, and will feature large 5-fixture bathrooms. Guestrooms will have 9.5 foot ceilings with floor to ceiling windows providing dramatic views of the Chicago River, Lake Michigan and the Chicago skyline. The joint venture is striving to achieve a Silver LEED certification for the hotel, through both “green” design and operations. It is expected that the completed hotel will open in 2010. LaSalle Hotel Properties holds a 95 percent controlling interest in Modern Magic Hotel, LLC with the remaining 5 percent interest owned by Oxford.

Subsequent Events

On April 15, 2008, the Company announced monthly dividends of $0.17 per common share for each of the three months of April, May and June 2008. The April dividend will be paid on May 15, 2008 to common shareholders of record on April 30, 2008; the May dividend will be paid on June 13, 2008 to common shareholders of record on May 30, 2008; and the June dividend will be paid on July 15, 2008 to common shareholders of record on June 30, 2008.

On April 17, 2008, the Company and LaSalle Investment Management announced a joint venture to seek domestic hotel investments in high barrier-to-entry urban and resort markets in the U.S. The two companies plan to invest up to an aggregate of $250 million of equity in the joint venture. With anticipated leverage, this would result in investments of up to $700 million. LaSalle Hotel Properties will own 15 percent of the joint venture and have the opportunity to earn a promote, or incentive fee, based upon achieving specific return thresholds based on each partner’s equity investment. The Company will receive additional income for providing acquisition, asset management, project redevelopment oversight and financing services.

2008 Outlook

The outlook for the second, third and fourth quarters of 2008 remains unchanged from our quarterly outlook provided on February 21, 2008. Adjusting our full year 2008 outlook for the first quarter results, and assuming no major geopolitical events that might negatively impact the economy or the travel business and no change to our industry RevPAR assumptions, our outlook is as follows:

Net Income	$25.7 million - $35.6 million ($0.64 - $0.89 per diluted share);
FFO	$127.3 million - $137.3 million ($3.16 - $3.41 per diluted share/unit); and
EBITDA	$205.9 million - $217.1 million.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 31 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the economy, industry fundamentals, performance improvements, EBITDA, FFO, and Net Income. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended March 31,
	2008	2007
Revenues:
Hotel operating revenues:
Room revenue	$80,498	$80,715
Food and beverage revenue	32,540	35,154
Other operating department revenue	9,571	9,338

Total hotel operating revenues	122,609	125,207
Participating lease revenue	5,507	5,517
Other income	1,544	1,198

Total revenues	129,660	131,922

Expenses:
Hotel operating expenses:
Room	21,487	20,841
Food and beverage	24,686	26,149
Other direct	4,688	4,827
Other indirect	39,511	38,461

Total hotel operating expenses	90,372	90,278
Depreciation and amortization	24,741	22,140
Real estate taxes, personal property taxes and insurance	8,801	8,146
Ground rent	1,548	1,441
General and administrative	3,658	3,910
Other expenses	822	575

Total operating expenses	129,942	126,490

Operating (loss) income	(282)	5,432
Interest income	83	824
Interest expense	(11,469)	(11,443)

Loss before income tax benefit, minority interest and discontinued operations	(11,668)	(5,187)
Income tax benefit	3,855	3,381
Minority interest in loss of consolidated entities	1	—
Minority interest of common units in Operating Partnership	19	(74)
Minority interest of preferred units in Operating Partnership	(1,413)	(1,526)

Loss from continuing operations	(9,206)	(3,406)

Discontinued operations:
Income from operations of property disposed of, including gain on sale	—	30,325
Minority interest, net of tax	—	(1)
Income tax benefit	—	73

Net income from discontinued operations	—	30,397

Net (loss) income	(9,206)	26,991
Distributions to preferred shareholders	(5,624)	(7,471)
Issuance costs of redeemed preferred shares	—	(3,868)

Net (loss) income applicable to common shareholders	$(14,830)	$15,652

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended March 31,
	2008	2007
Earnings per Common Share - Basic:
Net loss applicable to common shareholders before discontinued operations and after dividends on unvested restricted shares	$(0.37)	$(0.37)
Discontinued operations	—	0.76

Net (loss) income applicable to common shareholders after dividends on unvested restricted shares	$(0.37)	$0.39

Earnings per Common Share - Diluted:
Net loss applicable to common shareholders before discontinued operations	$(0.37)	$(0.37)
Discontinued operations	—	0.76

Net (loss) income applicable to common shareholders	$(0.37)	$0.39

Weighted average number of common shares outstanding:
Basic	39,919,144	39,843,954
Diluted	40,029,128	40,112,872

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(Unaudited)

	For the three months ended March 31,
	2008	2007
Funds From Operations (FFO):
Net (loss) income applicable to common shareholders	$(14,830)	$15,652
Depreciation	24,568	22,016
Amortization of deferred lease costs	123	124
Minority interest:
Minority interest in consolidated entities	(1)	—
Minority interest of common units in Operating Partnership	(19)	74
Minority interest in discontinued operations	—	1
Less: Equity in gain on sale of property	—	(30,262)

FFO	$9,841	$7,605

Weighted average number of common shares and units outstanding
Basic	40,022,674	39,947,484
Diluted	40,132,658	40,216,403

	For the three months ended March 31,
	2008	2007
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net (loss) income applicable to common shareholders	$(14,830)	$15,652
Interest expense	11,469	11,443
Income tax benefit:
Income tax benefit	(3,855)	(3,381)
Income tax benefit from discontinued operations	—	(73)
Depreciation and amortization	24,741	22,191
Minority interest:
Minority interest in consolidated entities	(1)	—
Minority interest of common units in Operating Partnership	(19)	74
Minority interest of preferred units in Operating Partnership	1,413	1,526
Minority interest in discontinued operations	—	1
Distributions to preferred shareholders	5,624	11,339

EBITDA	$24,542	$58,772

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(Dollars in thousands)

(Unaudited)

	For the three months ended March 31,
	2008	2007
Revenues
Room	$88,481	$88,487
Food and beverage	36,135	38,867
Other	9,971	9,822

Total hotel revenues	134,587	137,176

Expenses
Room	23,137	22,146
Food and beverage	26,782	28,077
Other direct	4,985	5,092
General and administrative	13,226	12,047
Sales and marketing	11,700	11,008
Management fees	3,875	4,233
POM	6,348	6,459
Energy	5,862	6,264
Property taxes	7,701	6,869
Other fixed expenses	3,028	3,345

Total hotel expenses	106,644	105,506

EBITDA	$27,943	$31,636

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of March 31, 2008, excluding the Donovan House. Chaminade Resort is excluded from January (closed for renovations).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

	For the three months ended March 31,
	2008	2007
TOTAL PORTFOLIO
Occupancy	64.6%	66.2%
Increase/(Decrease)	(2.4)%
ADR	$183.08	$180.35
Increase/(Decrease)	1.5%
REVPAR	$118.26	$119.42
Increase/(Decrease)	(1.0)%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of March 31, 2008, excluding the Donovan House. Chaminade Resort is excluded from January (closed for renovations).

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior Year Operating Data

	First Quarter 2007	Second Quarter 2007	Third Quarter 2007	Fourth Quarter 2007	Full Year 2007
Occupancy	66.2%	79.3%	80.9%	69.6%	74.0%
ADR	$180.35	$208.99	$206.36	$203.84	$200.75
REVPAR	$119.42	$165.63	$167.00	$141.83	$148.61

Note:

This schedule includes historical operating data for the owned hotels open and operating as of December 31, 2007 (excludes the Donovan House for the full year and Chaminade Resort for January & December, as these properties were closed for renovations).